                                                                   EXHIBIT 10.58

                      THE CIT GROUP/ BUSINESS CREDIT, INC.
                       300 South Grand Avenue, Third Floor
                          Los Angeles, California 90071

                                   Dated as of
                                February 28, 2002

                      Re: Waiver and Amendment Number Five
                    to Financing Agreement and Loan Documents

TWIN LABORATORIES INC.
150 Motor Parkway
Hauppauge, New York 11788

Gentlemen:

Reference is made to the Financing Agreement between The CIT Group/Business Credit, Inc. as lender and agent thereunder ("Agent"), the other lenders party thereto ("Lenders"), and Twin Laboratories Inc. ("Twinlab") and certain of its subsidiaries, as borrowers thereunder (collectively, the "Companies"), dated as of March 29, 2001, as the same has been amended (the "Financing Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

Agent, Lenders and the Companies wish to waive and amend certain provisions of the Loan Documents.

Therefore, pursuant to mutual agreement, it is hereby agreed as follows:

I. Waiver of Sections 6.10(d) and 6.14. Lenders hereby waive the applicability of Sections 6.10(d) and 6.14 with respect to the sale of substantially all of the assets of Twinlab Mailorder, Inc. (f/k/a PR Nutrition, Inc.), a California corporation ("Mailorder") and Twinlab Direct, Inc. (f/k/a Changes International, Inc.), a Florida corporation ("Direct"), on the terms and conditions previously disclosed to Agent by the Companies. Lenders further agree that upon the effective date of this Waiver and Amendment, all liens, claims and encumbrances of Agent and the Lenders upon the capital stock and assets of Mailorder and Direct shall be released and of no further force and effect, and Agent shall, at the Companies' cost and expense, execute and deliver any and all such lien releases, UCC-1 financing statement termination statements and other instruments and agreements as reasonably requested by the Companies to effect such release of liens, claims and encumbrances.

II. Waiver of Section 6.11(a). Lenders hereby waive the applicability of Sections 6.11(a) as to, but only as to, the period ended December 31, 2001.

III. Amendment of Definition of Availability Reserve. Clause (d) of the definition of


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

Availability Reserve set forth in Section 1 of the Agreement is hereby replaced in its entirety with the following:

      (d) $5,000,000 from and after March 15, 2002, which reserve shall be reduced (if no Event of Default shall have occurred and be continuing and if Availability shall not have otherwise materially decreased (in the judgment of Agent) due to a deterioration of the Borrowing Base which occurs prior to the required date of satisfaction of the applicable Benchmark Condition) to the following amounts upon satisfaction of the following applicable conditions: (A) to $3,750,000 from March 15, 2002 through March 31, 2002; (B) to $2,500,000 from April 1, 2002 through April 30, 2002 if the Benchmark Conditions - 3/31/02 have been satisfied; (C) to $1,250,000 from May 1, 2002 through May 31, 2002 if the reserve has been reduced under clause (B) and if the Benchmark Conditions - 4/15/02 and Benchmark Conditions - 4/30/02 have been satisfied; and (D) to zero from June 1, 2002 and thereafter if the reserve has been reduced under the foregoing clauses (B) and (C), provided that any reduction of the reserve referenced in this clause (d) shall not be deemed to be a limitation on the right of Agent or the Lenders to establish reserves under other provisions hereof;

IV. Amendment to Add Definitions of Benchmark Conditions and Memorandum. Section 1 of the Financing Agreement is hereby amended to add the definitions of Benchmark Conditions - 3/31/02, Benchmark Conditions - 4/15/02, Benchmark Conditions - 4/30/02, and Memorandum set forth on Exhibit 1 to this Waiver and Amendment.

V. Amendment to Interest Rate. The definition of Chase Bank Rate Margin is hereby replaced in its entirety with the following:

      Chase Bank Rate Margin shall mean one and three quarters (1.75) percentage points.

VI. Amendment to Definition of EBITDA. The definition of EBITDA in Section 1 of the Financing Agreement is hereby amended to exclude therefrom any and all restructuring charges, as determined in accordance with GAAP.

VII. Amendment of Section 6.11(a). Section 6.11(a) of the Financing Agreement is hereby amended to read as follows:

      (a) maintain at the end of each month, on a cumulative basis calculated on a rolling, trailing 12-month basis, EBITDA of not less than the amounts set forth below for the applicable period:

              Period                                       Amount
              ------                                        ------
--------------------------------------------------------------------------------
Calculated as of January 31, 2002                        <$8,050,000>
--------------------------------------------------------------------------------
Calculated as of February 28, 2002                       <$8,400,000>
--------------------------------------------------------------------------------
Calculated as of March 31, 2002                          <$6,550,000>
--------------------------------------------------------------------------------
Calculated as of April 30, 2002                          <$6,350,000>
--------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------
Calculated as of May 31, 2002                            <$2,200,000>
--------------------------------------------------------------------------------
Calculated as of June 30, 2002                            $1,700,000
--------------------------------------------------------------------------------
Calculated as of July 31, 2002                            $3,650,000
--------------------------------------------------------------------------------
Calculated as of August 31, 2002                          $3,050,000
--------------------------------------------------------------------------------
Calculated as of September 30, 2002                       $3,100,000
--------------------------------------------------------------------------------
Calculated as of October 31, 2002                         $4,850,000
--------------------------------------------------------------------------------
Calculated as of November 30, 2002                        $7,000,000
--------------------------------------------------------------------------------
Calculated as of December 31, 2002                       $11,100,000
--------------------------------------------------------------------------------
Calculated as of each month end thereafter               $15,000,000
--------------------------------------------------------------------------------

VIII. Confirmation of Guaranties. By execution below, the Companies and the other parties constituting Guarantors (other than Mailorder and Direct) hereby each confirm that each of their respective guaranties executed and delivered in connection with the Financing Agreement remains in full force and effect notwithstanding the execution, delivery and performance by the Companies of this Letter Amendment and the Financing Agreement as amended hereby.

IX. Amendment of Loan Documents to Remove Mailorder and Direct. The Financing Agreement and the other Loan Documents are hereby amended such that Mailorder and Direct are no longer a party thereto, each and every reference to Mailorder and Direct therein is deleted, each reference to the Companies does not include Mailorder and Direct, and Mailorder and Direct are released from all obligations under the Financing Agreement and the other Loan Documents.

X. General Terms.

      1. To the extent any of the terms and provisions of the Financing Agreement and/or the Loan Documents conflict or are inconsistent with the terms hereof, the terms of this Waiver and Amendment shall govern.

      2. The effectiveness of this Waiver and Amendment is conditioned upon receipt by Agent of:

            (a) an executed counterpart of this Waiver and Amendment executed by each Company and Guarantor;

            (b) evidence of notification, in writing, by Agent or Twinlab to the Blechmans of the terms and execution of this Waiver and Amendment; and

            (c) payment, for the account of Lenders, of a fully earned and non-refundable fee of $200,000 in consideration of this Waiver and Amendment.


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

      3. This Waiver and Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement, and shall become effective when copies hereof which, when taken together, bear the original signatures of each of the parties hereto are delivered to Agent.

      4. Except as set forth herein no other change in the terms or provisions of the Financing Agreement or any other Loan Document is intended or implied. If the foregoing is in accordance with your understanding, please so indicate by signing and returning the enclosed copy of this Waiver and Amendment.

                                      Very truly yours,

                                      THE CIT GROUP/BUSINESS CREDIT, INC.


                                      By:________________________________

                                      Title:_______________________________


CONGRESS FINANCIAL CORPORATION

By: _______________________________
Title:


GMACC COMMERCIAL CREDIT, LLC

By: _______________________________
Title:


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

AGREED:


TWIN LABORATORIES INC.,

a Utah corporation

By: _______________________________
Title:


HEALTH FACTORS INTERNATIONAL, INC.,

a Delaware corporation

By: _______________________________
Title:


BRONSON LABORATORIES, INC.,

a Delaware corporation

By: _______________________________
Title:


TWINLAB CORPORATION,

a Delaware corporation

By: _______________________________
Title:


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

                                    EXHIBIT 1

               Definitions of Benchmark Conditions and Memorandum

Benchmark Conditions - 3/31/02 shall mean the achievement of the following, as evidenced by a Memorandum received by Agent on or before March 31, 2002:

(a) with respect to the Companies' accounts receivable the following benchmarks will be achieved:

      i. Twinlab will have hired two temporary employees and assigned one full time employee to research, classify and document customer deductions taken prior to December 31, 2001; and

      ii. Twinlab will have reduced the total of un-issued credit memos and unapplied charge backs over 90 days outstanding from $3,800,000 (at December 31, 2001) to $1,900,000; and

      iii. Twinlab will have established a new department to process reclamations as recommended by the PriceWaterhouseCoopers report dated November, 2001 and provided to the Agent during the January 8, 2002 meeting; and

      iv. Twinlab will have implemented a new policy for damages and reclamations. Implementation will include drafting policy, communication to customers and establishing an accrual methodology; and

      v. Twinlab will have implemented an accrual methodology for other deductions that will accrue estimated credits by customer.

(b) With respect to the Companies' inventory the following benchmarks will be achieved:

      i. Twinlab will have reduced the reserve to $10 million ($15.7 million at September 30, 2001; $14.6 million at December 31, 2001) through the following steps:

      o Identification of rework opportunities and write down of rework inventory to new net realizable value; and

      o     Disposal of non-useable inventory; and

      o     Write down of remaining inventory to its fair value.

      Benchmark Conditions - 4/15/02 shall mean the achievement of the following, as evidenced by a Memorandum received by Agent on or before April 15, 2002:


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

(a) With respect to the Companies' inventory the following benchmarks will be achieved:

      i. Twinlab will prepare an analysis on the top 30 SKUs by volume that will analyze current versus projected required raw material lead times, production cycle times and required finished goods days of supply; and

      ii. Twinlab will prepare an analysis on the top 25 supply items by volume that will analyze current versus projected supply material lead times, and required days of supply; and

      iii. Twinlab will take the analysis prepared in step i. and ii. and begin implementation of projected required target levels.

(b) With respect to the Companies' plant, property and equipment:

      i.    Announce plan to sell or dispose of Tempe, AZ facility; and

      ii.   Prepare analysis to determine under-utilized equipment; and

      iii. Develop a plan of action steps to sell or retire under-utilized equipment including under-utilized leased equipment; and.

      iv. Contact five potential buyers and attempt to sell the under-utilized equipment; and

      v. For leased manufacturing equipment, contact lessor to renegotiate lease terms to a more favorable cash flow position or the possibility to return equipment to lessor.

Benchmark Conditions - 4/30/02 shall mean the achievement of the following, as evidenced by a Memorandum received by Agent on or before April 30, 2002:

(a) With respect to the Companies' accounts receivable the following benchmarks will be achieved:

      i. Twinlab will reduce the total of un-issued credit memos and unapplied charge backs over 90 days outstanding to under $1,500,000 ($3,800,000 at December 31, 2001); and

      ii. Twinlab will prepare a report of un-issued credit memos and unapplied charge backs over 90 days and provide such report to Agent. (Report to include unapplied credits greater than $100,000 and greater than 90 days old).

Memorandum shall mean a report prepared by Deloitte & Touche and delivered to the Company. This report will list specific procedures performed to verify Benchmark Conditions and provide the result of these procedures in a format consistent with the American Institute of Certified Public Accountants Report on Agreed Upon Procedures.


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